UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

CERTIFIED DIABETIC SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53628	65-0765452
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10061 Amberwood Road, Ft. Myers, Florida 33913

(Address of principal executive offices) (Zip code)

(239) 430-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.03	Bankruptcy or Receivership

On May 7, 2010, Certified Diabetic Services, Inc., Certified Diabetic Supplies, Inc. and CDS Pharmacies, Inc. (collectively, the “Companies”) each filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida, Fort Myers Division (the “Bankruptcy Court”), under case numbers 9:10-bk-11046-ALP, 9:10-bk-11047-ALP and 9:10-bk-11048-ALP, respectively (collectively, the “Bankruptcy Cases”). The Companies continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In connection with the Bankruptcy Cases, on May 9, 2010, Certified Diabetic Services, Inc. filed an Emergency Motion for Joint Administration of Lead Case 9:10-bk-11046-ALP with 9:10-bk-11047-ALP and 9:10-bk-11048-ALP, which is pending before the Bankruptcy Court.

Item 7.01	Regulation FD Disclosure

Documents filed in connection with the Bankruptcy Cases (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.flmb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERTIFIED DIABETIC SERVICES, INC.

By:	/s/ Lowell M. Fisher, Jr.
Lowell M. Fisher, Jr., Chief Executive Officer

Dated: May 12, 2010